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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-30786) and in the related Prospectus and in the Registration Statements (Form S-8 Nos. 2-90239, 2-92331, 2-96361, 33-30769, 33-31496,
33-31500, 33-38579, 33-50699, 33-52291, 33-58447, 33-65179, 333-22947,
333-30459, 333-45231, 333-35836) of Hewlett-Packard Company of our report dated November 15, 2000, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company included in the Annual Report (Form 10-K) for the year ended October 31, 2000.

                                                           /s/ Ernst & Young LLP
San Jose, California
January 22, 2001